UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2017 (January 31, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Initial Public Offering”) of Laureate Education, Inc. (the “Company”), described in the Company’s prospectus (the “Prospectus”), dated January 31, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-207243), as amended (the “Registration Statement”), on February 6, 2017 the Company entered into an Amended and Restated Securityholders Agreement among Wengen Alberta, Limited Partnership (“Wengen”), the Company and the other parties thereto (the “Securityholders Agreement”), and an Amended and Restated Registration Rights Agreement among Wengen, Wengen Investments Limited, the Company and the other parties thereto (the “Registration Rights Agreement”).

Wengen and affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), Cohen Private Ventures, LLC, Bregal Investments, Inc., StepStone Group LP, Sterling Fund Management, LLC and Snow Phipps Group, LLC that are party to the Securityholders Agreement and the Registration Rights Agreement have various relationships with the Company.  For further information concerning the other material relationships between the Company and such entities and their affiliates, see the section entitled “Certain Relationships and Related Party Transactions” in the Prospectus.

The Securityholders Agreement and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in the Prospectus and effective immediately upon the closing of the Initial Public Offering, the board of directors (the “Board”) of the Company decreased the size of the Board from 12 members to 11 members and the following director resignations and appointments took effect, all pursuant to the terms of the Securityholders Agreement.

Director Resignations

On January 5, 2017, Jonathan D. Smidt tendered his resignation as a member of the Board of the Company and all committees of the Board on which Mr. Smidt served, effective immediately upon the closing of the Initial Public Offering.  On January 8, 2017, John A. Miller and Darren M. Friedman each tendered his resignation as a member of the Board of the Company and all committees of the Board on which Messrs. Miller and Friedman respectively served, in each case effective immediately upon the closing of the Initial Public Offering.

There is no disagreement between either Mr. Smidt, Mr. Miller or Mr. Friedman and the Company on any matter relating to the Company’s operations, policies or practices.

Director Appointments

On January 5, 2017, KKR notified the Board of its desire to replace Mr. Smidt, its then-current KKR-nominated director with William L. Cornog, effective immediately upon the closing of the Initial Public Offering.  On January 9, 2017, the Board appointed Mr. Cornog as the replacement for Mr. Smidt, effective immediately upon the closing of the Initial Public Offering.  In addition, on January 30, 2017, the Board appointed Pedro del Corro in accordance with the terms of the Securityholders Agreement, effective immediately upon the closing of the Initial Public Offering.

Mr. Cornog, age 52, joined KKR Capstone, a consulting firm that provides services to KKR portfolio companies, in 2002, and currently serves as Global Head of KKR Capstone.  Mr. Cornog serves as a member of KKR’s Americas, EMEA and APAC Portfolio Management Committees.  Prior to joining KKR Capstone, Mr. Cornog was with Williams Communications Group as the senior vice president and general manager of Network Services.  Prior to Williams Communications Group, Mr. Cornog was a partner at The Boston Consulting Group.  Mr. Cornog has also worked in direct marketing with Age Wave Communications and in marketing and sales positions with SmithKline Beckman.  Mr. Cornog holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Mr. del Corro, age 59, is a Member of Torreal, S.A., one of the largest private investment firms in Spain. Mr. del Corro joined Torreal in 1990 and is currently a Managing Director and Member of the Board. In addition to serving as a director of Laureate, Mr. del Corro is currently a member of the board of directors of Universidad Europea de Madrid, a member of the Laureate International Universities network located in Spain, Imagina, Saba Infraestructuras and Arbarin. Prior to joining Torreal, Mr. del Corro held various positions with Procter & Gamble in Spain, Belgium, the United Kingdom and Portugal. Mr. del Corro has a law

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degree from the Universidad de Deusto and a business administration degree from ICADE Business School — Universidad Pontificia Comillas.

Neither Mr. Cornog nor Mr. del Corro has been appointed to any committees of the Board at this time.  Each of Messrs. Cornog and del Corro shall be entitled to receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.  Except as provided for in the Securityholders Agreement, there are no arrangements or understandings between Mr. Cornog and Mr. del Corro and any other person pursuant to which Mr. Cornog and Mr. del Corro was appointed a director of the Company, and Mr. Cornog and Mr. del Corro have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reconstitution of Committees

In connection with the reconstitution of the Board as set forth above, the Board approved the reconstitution of the committees of the Board as set forth below, effective as of the closing of the Initial Public Offering:

•                  The Audit Committee will be composed of Mr. del Corro, George Muñoz and Steven M. Taslitz;

•                  The Compensation Committee will be composed of Brian F. Carroll; and

•                  The Nominating and Corporate Governance Committee will not have any members and its duties will be handled by the Board.

Grant of Option to Chief Executive Officer

On January 31, 2017, in connection with the liquidation of profits interests granted to him at the time of Company’s leveraged buyout in 2007, Douglas L. Becker, the Company’s Chairman and Chief Executive Officer was granted a non-statutory stock option (the “CEO Option”) to purchase an aggregate of 2,773,098 shares of the Company’s Class B common stock.  The exercise price of the CEO Option is equal to (i) $17.00 with respect to 50% of the shares subject to the CEO Option and (ii) $21.32 with respect to 50% of the shares subject to the CEO Option.  The CEO Option shall remain exercisable until December 31, 2019.  The CEO Option vested in full upon the closing of the Initial Public Offering.

The foregoing summary of the CEO Option agreements is qualified in its entirety by reference to the complete text of the CEO Option agreements, which are incorporated herein by reference. A copy of each agreement is attached hereto as Exhibit 10.3 and 10.4, respectively.

2007 Stock Incentive Plan

The Company amended the 2007 Stock Incentive Plan (the “2007 Plan”) to provide that stock options granted under the 2007 Plan may not be exercised more than 10 years after the date it is granted, except as otherwise provided by the Board.  The foregoing description of the amendment to the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan, which was filed as Exhibit 10.32 to the Registration Statement on Form S-1 (File No. 333-207243) filed by the Company with the SEC on October 2, 2015 and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On January 31, 2017, the Company priced its Initial Public Offering of 35,000,000 shares of Class A common stock for cash consideration of $14.00 per share ($13.30 per share net of underwriting discounts) to a syndicate of underwriters. The Initial Public Offering settled on February 6, 2017, and the Company received approximately $456.5 million in net proceeds (without giving effect to any exercise of the underwriters’ 30-day option to purchase an additional 5,250,000 shares from the Company).

A copy of the press release is attached hereto as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

 (d)              Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Securityholders Agreement by and among Wengen Alberta, Limited Partnership, Laureate Education, Inc. and the other parties thereto

10.2	Amended and Restated Registration Rights Agreement by and among Wengen Alberta, Limited Partnership, Wengen Investments Limited, Laureate Education, Inc. and the other parties thereto

10.3†	CEO Option Award Agreement, $17.00 per share exercise price

10.4†	CEO Option Award Agreement, $21.32 per share exercise price

99.1	Press release dated February 6, 2017

†                                         Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
Executive Vice President, Chief Financial Officer

Date: February 6, 2017

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